Exhibit 1.01

CONFLICT MINERALS REPORT

For the Year Ended December 31, 2017

Introduction

This report for the year ended December 31, 2017 has been prepared by Ribbon Communications Inc. (the “Company”, “Ribbon”, “we,” “us,” or “our”) to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended.  The Rule imposes certain disclosure and reporting obligations on companies that report with the SEC and which manufacture, or contract to have manufactured, products containing conflict minerals that are necessary to the functionality or production of those products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, “Conflict Minerals”).

Ribbon was formed through the merger of Sonus Networks, Inc., GENBAND Holdings Company, GENBAND, Inc. and GENBAND II, Inc. (collectively “GENBAND”), effective October 27, 2017.  Ribbon has determined that some of the products that Sonus Networks, Inc. (“Sonus”) manufactured or contracted to manufacture pre-merger, and which continue to be manufactured or contracted to manufacture by Ribbon post-merger through the end of reporting year 2017 (“Sonus Products”), include Conflict Minerals.

Company Overview

Built on world-class technology and intellectual property, Ribbon delivers highly reliable, unified and embedded real-time communications capabilities to customers in more than 25 countries and on 6 continents.  The Company transforms fixed, mobile and enterprise networks from legacy environments to all IP and fully virtualized, secure, cloud-based architectures, enabling highly productive communications for consumers and businesses.  Ribbon’s market-leading communications security solutions are based on a big data behavioral analytics platform and offer customers enhanced network intelligence and security.  The Company’s Kandy Communications Platform as a Service (CPaaS) enables rapid service creation and digital transformation by delivering customers a comprehensive set of advanced embedded and unified communications capabilities.

Conflict Minerals Policy

Ribbon has adopted a Conflict Minerals Policy and communicated such policy to its suppliers.  This policy is available on the Investor Relations-Corporate Governance section of the Company’s website at http://investors.ribboncommunications.com/governance.cfm.

Products Overview

This report covers the following Sonus Products that were manufactured in 2017 (the “2017 Sonus Products”): SBCs, DSCs, Voice over IP (VoIP) trunking solutions, policy/routing servers, media and signaling gateways, including the GSX 9000 High-Density Media Gateway, and network analytics tools.

Supply Chain and Reasonable Country of Origin Inquiry

Ribbon has determined that Conflict Minerals are necessary to the functionality or production of Sonus Products manufactured or contracted to be manufactured during 2017.  We utilize an outsourced supply chain model pursuant to which our contract manufacturers procure materials on our behalf.  Our supply chain is multi-tiered, global and complex, and we outsource the manufacturing of our hardware products such that we are many steps removed from the mining and smelting or refining of Conflict Minerals.  Therefore, we rely upon our suppliers to provide information on the origin, source and chain of custody of the Conflict Minerals contained in product components and materials.  Some of these suppliers may themselves purchase from lower tier suppliers and not directly from a miner, smelter or refiner.

The Company conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any of the Conflict Minerals in our 2017 Sonus Products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”) and whether the Conflict Minerals are from recycled or scrap sources.  Based on our RCOI, we know or have reason to believe that some of the Conflict Minerals in our 2017 Sonus Products originated in the Covered Countries and are not from recycled or scrap sources.

Ribbon’s RCOI measures included conducting a supply-chain survey with in-scope suppliers using the Responsible Minerals Initiative (“RMI”) Reporting Template (the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding the supplier’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the Template contains questions about the origin of Conflict Minerals included in the company’s products, as well as supplier due diligence. The Template was designed to provide companies with sufficient information regarding their suppliers’ practices with respect to the sourcing of Conflict Minerals to enable such companies to comply with the requirements of the Rule.

Due Diligence Process

In accordance with the Rule, Ribbon undertook due diligence on the source and chain of custody of the Conflict Minerals in the 2017 Sonus Products that originated or may have originated in the Covered Countries.  The Company’s due diligence measures were designed to conform, in all material respects, to the internationally recognized due diligence framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements.

Due Diligence Measures

Ribbon performed the following due diligence measures in accordance with the OECD Guidance and the Rule:

OECD Guidance Step 1: Establish Strong Company Management Systems

•                  Ribbon’s Conflict Minerals compliance efforts are overseen by the Company’s Vice President, Manufacturing, Operations and Supply Chain and its manufacturing department, and supported and sponsored by the Company’s engineering, audit and legal departments.  Ribbon employees who are responsible for Conflict Minerals compliance have received training regarding Conflict Minerals compliance.  The team was structured to ensure critical information, including our policies related to this subject matter, reached relevant employees and suppliers.  To the extent red flags or other issues are identified in the supplier data acquisition or engagement processes, these issues and red flags will be addressed first by the responsible individuals within the engineering, audit and legal departments, and, if deemed necessary, will then be reported to and reviewed by the Audit Committee of the Board of Directors at regularly schedule meetings on an annual basis.

•                  Ribbon also engaged SiliconExpert Technologies, a provider of electronic component data and BOM Management software to the electronics industry (“SiliconExpert”), to assist with its Conflict Minerals compliance efforts.  Frequent status meetings are held between Ribbon’s Conflict Minerals support team and SiliconExpert, with Ribbon management receiving status updates on progress and due diligence efforts on a regular and timely basis.

•                  In addition, Ribbon has a Conflict Minerals Policy and communicates such policy to its suppliers, which is available on our Investor Relations — Corporate Governance section of our website at http://investors.ribboncommunications.com/governance.cfm.

•                  To the extent any employee, officer or director has concerns or grievances about the Company’s potential use of Conflict Minerals, such individual is urged to contact his or her manager, the Company’s Chief Financial Officer, the General Counsel or other member of senior management, the Employee Hotline (which can be used on an anonymous basis) or the Audit Committee.

•                  Ribbon established documentation and record maintenance mechanisms to ensure the retention of information relevant to the Company’s Conflict Minerals Policy electronically.

OECD Guidance Step 2: Identify and Assess Risk in the Supply Chain

•                  Ribbon reviewed the information reported on the Template by its suppliers and followed up with any additional questions.  To the extent an in-scope supplier had follow-up questions, Ribbon responded with all requested information, including part numbers and manufacturing lots to identify how the supplies were used in the Sonus Products.

•                  Untimely or incomplete responses as well as inconsistencies within the data reported by suppliers were addressed directly with respective suppliers to provide the required and/or revised responses.  Ribbon utilizes a series of escalating responses to address the failure of a supplier to provide the information required by the Template.

•                  Ribbon’s engineering, audit and legal departments manage the collection of information reported on the Template by its suppliers.

•                  Ribbon collected a list of smelters/processors that are in our supply chain for the Sonus Products using the Template and reconciled this list to the list of smelter facilities designated by the Responsible Minerals Assurance Process (“RMAP”).  Ribbon has provided that list in this report.

•                  Ribbon, through SiliconExpert, followed up with suppliers that did not respond initially to our requests to complete the Template.

OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks

•                  Ribbon adopted and used the Template to monitor and mitigate supply chain risk and took the steps described above.

•                  Ribbon worked with certain suppliers to better educate them on the Conflict Minerals process.

•                  Members of the Conflict Minerals team periodically report to senior management as well as the Audit Committee of the Board of Directors on program developments and progress.

OECD Guidance Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence

•                  Given that we do not generally have a direct relationship with the smelters and refineries that process the Conflict Minerals that are present in our Sonus Products, we rely on the RMI to conduct audits of and validate the conflict-free status of smelters and refineries that source from Covered Countries.  We have not relied on supplier representations concerning the conflict status of their smelters, but have required industry certification such as through the RMAP before concluding that a smelter or refinery is conflict free.  We understand that this program is continuing to audit smelters and refineries to add to its Conflict-Free Smelter List.

OECD Guidance Step 5: Report on Supply Chain Due Diligence

•                  As required by the Rule, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2017 calendar year reporting period.  In accordance with OECD Guidance and the Rule, this report is available on our Investor Relations — Corporate Governance section of our website at http://investors.ribboncommunications.com/governance.cfm.

Due Diligence Results

Ribbon contacted 100% of in-scope suppliers for the 2017 Sonus Products and received some degree of a response for approximately 94% of the supplier population surveyed. Of that 94%, approximately 94% of the suppliers provided completed responses to the survey. The large majority of the completed responses received provided conflict mineral data and a declaration at a “Company Level” (supplier/company declaration represents all the supplier’s products) or “Divisional Level” (supplier/company declaration represents all the supplier’s products from a division of the company).  As a result, we are unable to determine whether any of the Conflict Minerals reported by the suppliers were contained in specific components or parts supplied to us with regard to Sonus Products.

Further, while our suppliers for the Sonus Products identified certain of the smelters and refineries that provided Conflict Minerals, the responses did not provide specific information regarding the smelters or refineries of the Conflict Minerals in the particular components used in the 2017 Sonus Products.  Due to this lack of information, Ribbon is unable to determine with specificity the facilities used to process those necessary Conflict Minerals or their country of origin for the 2017 Sonus Products.  Based on the responses we received from our suppliers, however, we believe the facilities used to produce the Conflict Minerals in the 2017 Sonus Products may include the smelters and refineries listed in Annex A.  In addition, based on the supplier responses, we believe the countries of origin of the Conflict Minerals in the 2017 Sonus Products may include those listed in Annex B.

Risk Mitigation Steps to Be Taken for 2018 Due Diligence

Ribbon intends to take the following steps, as appropriate, during the next compliance period to further improve our due diligence process and results and to further mitigate the risk that our necessary Conflict Minerals benefit armed groups in the DRC or adjoining countries:

•                  Continue to focus on additional ways to improve quality and quantity of supplier response rates;

•                  Continue to work with suppliers to better educate them on the process;

•                  Continue to compare survey results to information collected via independent conflict free smelter validation programs such as the RMAP;

•                  Seek to implement standard procedures for corrective action or phasing out of suppliers not found to be DRC conflict free;

•                  Continue to adhere to the OECD Guidance; and

•                  Seek to work with suppliers who use appropriate due diligence methods and have continuous monitoring of both the direct and indirect supply chain to avoid procurement or use of Conflict Minerals.

Audit

An independent private sector audit was not required for reporting year 2017.

Important Information Regarding Forward-Looking Statements

The information in this report contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this report, including statements in the section “Risk Mitigation Steps to Be Taken for 2018 Due Diligence,” are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.

Ribbon therefore cautions readers against undue reliance on any of these forward-looking statements.  Any forward-looking statement made by Ribbon in this report speaks only as of the date of this report.  Ribbon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Documents Incorporated by Reference

Unless otherwise stated herein, any documents, third party materials or references to websites (including Ribbon’s) are not incorporated by reference in, or considered to be a part of, this report unless expressly incorporated by reference herein.

Annex A

We present in this report a list of smelters or refineries provided by those suppliers who completed the smelter list on our Template, to the extent reasonably determinable, and that may have provided Conflict Minerals in any of the 2017 Sonus Products.  The table below includes only facilities, to the extent known, that have been validated by the RMI as facilities that are certified Conflict-Free or are listed on the Template as a “known smelters or refineries”.  Smelters and refineries that are denoted with an asterisk (*) in the table below have received a “conflict free” designation from an independent third party audit program.

Metal	Smelter Name	Smelter Country
Gold (Au)	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold (Au)	Acade Metals Co. LTD	CHINA
Gold (Au)	Advanced Chemical Company*	UNITED STATES OF AMERICA
Gold (Au)	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold (Au)	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold (Au)	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao*	BRAZIL
Gold (Au)	Argor-Heraeus S.A.*	SWITZERLAND
Gold (Au)	ARY Aurum Plus (private, 100%)	UNITED ARAB EMIRATES
Gold (Au)	Asahi Pretec Corp.*	JAPAN
Gold (Au)	Asahi Refining Canada Ltd.*	CANADA
Gold (Au)	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA
Gold (Au)	Asaka Riken Co., Ltd.*	JAPAN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	AU Traders and Refiners*	SOUTH AFRICA
Gold (Au)	AURA-II	UNITED STATES OF AMERICA
Gold (Au)	Aurubis AG*	GERMANY
Gold (Au)	Baiyin Nonferrous Group Co., Ltd.	CHINA
Gold (Au)	Bangalore Refinery	INDIA
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold (Au)	Bauer Walser AG	GERMANY
Gold (Au)	Boliden AB*	SWEDEN
Gold (Au)	C. Hafner GmbH + Co. KG*	GERMANY
Gold (Au)	Caridad	MEXICO
Gold (Au)	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold (Au)	Cendres + Metaux S.A.*	SWITZERLAND
Gold (Au)	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold (Au)	Changcheng Gold & Silver Refining Factory	CHINA

Metal	Smelter Name	Smelter Country
Gold (Au)	CHANGZHOU CHEMICAL RESEARCH INSTITUTE CO.,LTD	CHINA
Gold (Au)	Chimet S.p.A.*	ITALY
Gold (Au)	China Gold International Resources Corp., Ltd.	CHINA
Gold (Au)	China National Gold Group Corporation	CHINA
Gold (Au)	Chugai Mining	JAPAN
Gold (Au)	Codelco	CHILE
Gold (Au)	Colt Refining	UNITED STATES OF AMERICA
Gold (Au)	Daejin Indus Co., Ltd.*	KOREA, REPUBLIC OF
Gold (Au)	DaeryongENC	KOREA, REPUBLIC OF
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold (Au)	DODUCO Contacts and Refining GmbH*	GERMANY
Gold (Au)	Dowa*	JAPAN
Gold (Au)	DSC (Do Sung Corporation)*	KOREA, REPUBLIC OF
Gold (Au)	Eco-System Recycling Co., Ltd.*	JAPAN
Gold (Au)	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold (Au)	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold (Au)	Faggi Enrico S.p.A.	ITALY
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold (Au)	Gannon & Scott	UNITED STATES OF AMERICA
Gold (Au)	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold (Au)	Geib Refining Corporation*	UNITED STATES OF AMERICA
Gold (Au)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Gold (Au)	Global Advanced Metals	UNITED STATES OF AMERICA
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold (Au)	Guangdong Jinding Gold Limited	CHINA
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold (Au)	Harmony Gold Mining Company Ltd.	SOUTH AFRICA
Gold (Au)	Harmony Gold Refinery	SOUTH AFRICA
Gold (Au)	HeeSung Metal Ltd.*	KOREA, REPUBLIC OF
Gold (Au)	Heimerle + Meule GmbH*	GERMANY
Gold (Au)	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold (Au)	Heraeus	HONG KONG
Gold (Au)	Heraeus Metals Hong Kong Ltd.*	CHINA
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold (Au)	HOMESTAKE MINING COMPANY	CANADA
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Gold (Au)	Hunan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold (Au)	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold (Au)	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold (Au)	Istanbul Gold Refinery*	TURKEY
Gold (Au)	Italpreziosi*	ITALY
Gold (Au)	Japan Mint*	JAPAN
Gold (Au)	Jiangxi Copper Co., Ltd.*	CHINA
Gold (Au)	Jinlong Copper Co., Ltd.	CHINA
Gold (Au)	Johnson Matthey Chemicals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Gold (Au)	Johnson Matthey Inc	UNITED STATES OF AMERICA
Gold (Au)	Johnson Matthey Ltd	CANADA
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold (Au)	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold (Au)	K.A.Rasmussen as	NORWAY
Gold (Au)	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold (Au)	Kazzinc*	KAZAKHSTAN
Gold (Au)	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold (Au)	Kojima Chemicals Co., Ltd.*	JAPAN
Gold (Au)	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Korea Zinc Co., Ltd.*	KOREA, REPUBLIC OF
Gold (Au)	Kyoei Metal	JAPAN
Gold (Au)	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold (Au)	L’azurde Company For Jewelry	SAUDI ARABIA
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA
Gold (Au)	Lingbao Jinyuan Mining Co., Ltd.	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold (Au)	Linglong Gold mine	CHINA
Gold (Au)	L’Orfebre S.A.	ANDORRA
Gold (Au)	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold (Au)	Marsam Metals*	BRAZIL
Gold (Au)	Materion*	UNITED STATES OF AMERICA
Gold (Au)	Matsuda Sangyo Co., Ltd.*	JAPAN

Metal	Smelter Name	Smelter Country
Gold (Au)	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold (Au)	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold (Au)	Metalor Technologies S.A.*	SWITZERLAND
Gold (Au)	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.*	MEXICO
Gold (Au)	METAUX PRECIEUX SA METALOR	FRANCE
Gold (Au)	Mitsubishi Materials Corporation*	JAPAN
Gold (Au)	Mitsui	HONG KONG
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold (Au)	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold (Au)	Modeltech Sdn Bhd	MALAYSIA
Gold (Au)	Morris and Watson	NEW ZEALAND
Gold (Au)	Morris and Watson Gold Coast	AUSTRALIA
Gold (Au)	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.*	TURKEY
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold (Au)	Nihon Material Co., Ltd.*	JAPAN
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold (Au)	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold (Au)	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold (Au)	PAMP S.A.*	SWITZERLAND
Gold (Au)	Pease & Curren	UNITED STATES OF AMERICA
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold (Au)	Philippine Associated Smelting and Refining Corporation	PHILIPPINES
Gold (Au)	Planta Recuperadora de Metales SpA*	CHILE
Gold (Au)	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold (Au)	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold (Au)	PX Precinox S.A.*	SWITZERLAND
Gold (Au)	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold (Au)	Remondis Argentia B.V.	NETHERLANDS
Gold (Au)	Republic Metals Corporation*	UNITED STATES OF AMERICA
Gold (Au)	Royal Canadian Mint*	CANADA
Gold (Au)	SAAMP*	FRANCE
Gold (Au)	Sabin Metal Corp.	UNITED STATES OF AMERICA

Metal	Smelter Name	Smelter Country
Gold (Au)	Safimet S.p.A*	ITALY
Gold (Au)	SAFINA A.S.*	CZECH REPUBLIC
Gold (Au)	Sai Refinery	INDIA
Gold (Au)	Samduck Precious Metals*	KOREA, REPUBLIC OF
Gold (Au)	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold (Au)	SAXONIA Edelmetalle GmbH*	GERMANY
Gold (Au)	Schone Edelmetaal B.V.	NETHERLANDS
Gold (Au)	SEMPSA Joyeria Plateria S.A.*	SPAIN
Gold (Au)	Shandong Humon Smelting Co., Ltd.	CHINA
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold (Au)	Shandong Yanggu Xiangguang Co. Ltd.	CHINA
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold (Au)	Shandong Zhongkuang Group Co. Ltd	CHINA
Gold (Au)	Shangai Gold Exchange	CHINA
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co. Ltd	CHINA
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold (Au)	Singway Technology Co., Ltd.*	TAIWAN, PROVINCE OF CHINA
Gold (Au)	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold (Au)	Solar Applied Materials Technology Corp.*	TAIWAN, PROVINCE OF CHINA
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold (Au)	Sudan Gold Refinery	SUDAN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold (Au)	SungEel HiMetal Co., Ltd.*	KOREA, REPUBLIC OF
Gold (Au)	Super Dragon Technoloty Co. Ltd.	TAIWAN, PROVINCE OF CHINA
Gold (Au)	Suzhou Xingrui Noble	CHINA
Gold (Au)	T.C.A S.p.A*	ITALY
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold (Au)	The Hutti Gold Company	INDIA
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold (Au)	Tokuriki Honten Co., Ltd.*	JAPAN
Gold (Au)	Ton Yi Industrial Corporation	TAIWAN, PROVINCE OF CHINA
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold (Au)	Tony Goetz NV	BELGIUM
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold (Au)	Torecom*	KOREA, REPUBLIC OF
Gold (Au)	Umicore Brasil Ltda.*	BRAZIL
Gold (Au)	Umicore Precious Metal Refining	UNITED STATES OF AMERICA
Gold (Au)	Umicore Precious Metals Thailand*	THAILAND
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM

Metal	Smelter Name	Smelter Country
Gold (Au)	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA
Gold (Au)	Universal Precious Metals Refining Zambia	ZAMBIA
Gold (Au)	Valcambi S.A.*	SWITZERLAND
Gold (Au)	Western Australian Mint (T/a The Perth Mint)*	AUSTRALIA
Gold (Au)	WIELAND Edelmetalle GmbH*	GERMANY
Gold (Au)	Yamakin Co., Ltd.*	JAPAN
Gold (Au)	Yokohama Metal Co., Ltd.*	JAPAN
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA
Gold (Au)	Zhongkuang Gold Industry Co., Ltd	CHINA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold (Au)	Zijin Mining Group Co. Ltd	CHINA
Tantalum (Ta)	Advanced Metallurgical Group N.V. (AMG)	UNITED STATES OF AMERICA
Tantalum (Ta)	Asaka Riken Co., Ltd.*	JAPAN
Tantalum (Ta)	ATI TUNGSTEN MATERIALS	UNITED STATES OF AMERICA
Tantalum (Ta)	Avon Specialty Metals Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum (Ta)	Cabot	UNITED STATES OF AMERICA
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum (Ta)	China Shenzhen Morgan Sputtering Targets & Technology Co., Ltd.	CHINA
Tantalum (Ta)	D Block Metals, LLC*	UNITED STATES OF AMERICA
Tantalum (Ta)	Duoluoshan	CHINA
Tantalum (Ta)	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum (Ta)	Exotech Inc.*	UNITED STATES OF AMERICA
Tantalum (Ta)	F&X Electro-Materials Ltd.*	CHINA
Tantalum (Ta)	FIR Metals & Resource Ltd.*	CHINA
Tantalum (Ta)	Gannon & Scott	UNITED STATES OF AMERICA
Tantalum (Ta)	Global Advanced Metals Aizu*	JAPAN
Tantalum (Ta)	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.*	CHINA
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum (Ta)	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum (Ta)	H.C. Starck Co., Ltd.*	THAILAND
Tantalum (Ta)	H.C. Starck GmbH	GERMANY
Tantalum (Ta)	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum (Ta)	H.C. Starck Group	GERMANY
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum (Ta)	H.C. Starck Inc.*	UNITED STATES OF AMERICA
Tantalum (Ta)	H.C. Starck Ltd.*	JAPAN
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG*	GERMANY

Metal	Smelter Name	Smelter Country
Tantalum (Ta)	H.C. Starck Tantalum and Niobium GmbH*	GERMANY
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum (Ta)	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum (Ta)	Jiujiang Janny New Material Co., Ltd.*	CHINA
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum (Ta)	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum (Ta)	KEMET Blue Metals*	MEXICO
Tantalum (Ta)	KEMET Blue Powder*	UNITED STATES OF AMERICA
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum (Ta)	LSM Brasil S.A.*	BRAZIL
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum (Ta)	Mineracao Taboca S.A.*	BRAZIL
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum (Ta)	Ningxia Non-ferrous Metal Smeltery	china
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum (Ta)	NPM Silmet AS*	ESTONIA
Tantalum (Ta)	Plansee	AUSTRIA
Tantalum (Ta)	Plansee SE Liezen	AUSTRIA
Tantalum (Ta)	Plansee SE Reutte	AUSTRIA
Tantalum (Ta)	Power Resources Ltd.*	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum (Ta)	QuantumClean*	UNITED STATES OF AMERICA
Tantalum (Ta)	Resind Industria e Comercio Ltda.*	BRAZIL
Tantalum (Ta)	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum (Ta)	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum (Ta)	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum (Ta)	Taki Chemical Co., Ltd.*	JAPAN
Tantalum (Ta)	Tantalite Resources	SOUTH AFRICA
Tantalum (Ta)	Telex Metals*	UNITED STATES OF AMERICA
Tantalum (Ta)	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum (Ta)	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin (Sn)	5NPLUS	CANADA
Tin (Sn)	Academy Precious Metals (China) Co. LTD	CHINA
Tin (Sn)	Alpha*	UNITED STATES OF AMERICA

Metal	Smelter Name	Smelter Country
Tin (Sn)	Alpha Metals (Taiwan) Inc.	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	Aluphoenix srl	ITALY
Tin (Sn)	AMC(A Member of the AMC Group)	Thailand
Tin (Sn)	Ampere Polska Sp. z o.o. (trader)	FRANCE
Tin (Sn)	An Thai Minerals Co., Ltd.	VIETNAM
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin (Sn)	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	CHINA
Tin (Sn)	Aoki Laboratories Ltd.	UNITED STATES OF AMERICA
Tin (Sn)	Assaf Conductors Ltd.	UNITED STATES OF AMERICA
Tin (Sn)	Aurubis,Norddeutsche Affinererie AG	GERMANY
Tin (Sn)	Baslini Tin Srl	ITALY
Tin (Sn)	Best Metais	BRAZIL
Tin (Sn)	Butterworth Smelter	MALAYSIA
Tin (Sn)	CHANGZHOU GALAXY CENTURY MICRO-ELECTRONICS CO.,LTD	CHINA
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA
Tin (Sn)	CHINA GUANGXI TIN METAL MATERIAL	CHINA
Tin (Sn)	China Huaxi Group Nandan	CHINA
Tin (Sn)	China Tin Group Co., Ltd.*	CHINA
Tin (Sn)	Chofu Works	JAPAN
Tin (Sn)	CINTAS METALICAS S.A	SPAIN
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin (Sn)	Cofermetal Spa	ITALY
Tin (Sn)	Colonial Metals	UNITED STATES OF AMERICA
Tin (Sn)	Complejo Metalurgico Vinto S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin (Sn)	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin (Sn)	CV Ayi Jaya*	INDONESIA
Tin (Sn)	CV Dua Sekawan*	INDONESIA
Tin (Sn)	CV Duta Putra Bangka	INDONESIA
Tin (Sn)	CV Gita Pesona*	INDONESIA
Tin (Sn)	CV Makmur Jaya	INDONESIA
Tin (Sn)	CV Nurjanah	INDONESIA
Tin (Sn)	CV Prima Timah Utama	INDONESIA
Tin (Sn)	CV Serumpun Sebalai	INDONESIA
Tin (Sn)	CV Tiga Sekawan	INDONESIA
Tin (Sn)	CV United Smelting*	INDONESIA
Tin (Sn)	CV Venus Inti Perkasa*	INDONESIA
Tin (Sn)	Da Nang Processing Import and Export Joint Stock	VIETNAM
Tin (Sn)	DAE CHANG IND CO LTD	KOREA, REPUBLIC OF

Metal	Smelter Name	Smelter Country
Tin (Sn)	Dae Kil	KOREA, REPUBLIC OF
Tin (Sn)	DAYE Nonferrous Co. Ltd.	CHINA
Tin (Sn)	Dongguan City JiuBo Electronic Science and Technology Co.,LTD	CHINA
Tin (Sn)	DONGGUAN CITY THOUSAND ISLAND METAL FOIL CO.,LTD.	CHINA
Tin (Sn)	Dowa*	JAPAN
Tin (Sn)	DS	INDONESIA
Tin (Sn)	Electroloy Metal (Shenzhen) Co.,Ltd	CHINA
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin (Sn)	Elmet S.A. de C.V.	MEXICO
Tin (Sn)	EM Vinto*	BOLIVIA (PLURINATIONAL STATE OF)
Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL
Tin (Sn)	Faggi Enrico S.p.A.	ITALY
Tin (Sn)	Feinhütte Halsbrücke GmbH	GERMANY
Tin (Sn)	Felder GmbH - Löttechnik	GERMANY
Tin (Sn)	Fenix Metals*	POLAND
Tin (Sn)	GANZHOU LIANSHENG	CHINA
Tin (Sn)	Ganzhou sinda W&Mo Co. Ltd.	CHINA
Tin (Sn)	Garoma Plus spol. s r.o.	CZECH REPUBLIC
Tin (Sn)	GE JIU CITY DATUN CHENGFENG SMELTE	CHINA
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin (Sn)	Gejiu Jinye Mineral Company*	CHINA
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin (Sn)	GEJIU YUNHONG TIN LTD YUNNAN OF P.R.CHINA	CHINA
Tin (Sn)	Gejiu Yunxi Croup Corp	CHINA
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Global Advanced Metals Pty Ltd	AUSTRALIA
Tin (Sn)	Gold Bell Group	CHINA
Tin (Sn)	Guang Xi Hua Xi Corp	CHINA
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CHINA
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin (Sn)	H. Kramer & Co	UNITED STATES OF AMERICA
Tin (Sn)	H.J.Enthoven & Sons	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tin (Sn)	Hangzhou Yatong Electronics Co., Ltd.	CHINA
Tin (Sn)	Hayes Metals	NEW ZEALAND
Tin (Sn)	HeTai Gold Mineral GuangDong Ltd. Co.	CHINA

Metal	Smelter Name	Smelter Country
Tin (Sn)	Hezhou Jinwei Tin Co., Ltd	CHINA
Tin (Sn)	High-Power Surface Technology	CHINA
Tin (Sn)	HOLDJINN	CHINA
Tin (Sn)	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.*	CHINA
Tin (Sn)	Hunan Nonferrous Metals Holding Group Co. LTD	CHINA
Tin (Sn)	Huntington Alloys	UNITED STATES OF AMERICA
Tin (Sn)	IBE Zinn- und Lötprodukte e.K.	GERMANY
Tin (Sn)	Impag AG	SWITZERLAND
Tin (Sn)	INDIUM CORPORATION OF EUROPE	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tin (Sn)	Ingot Metal	CANADA
Tin (Sn)	ISHIKAWA METAL CO.,LTD.	JAPAN
Tin (Sn)	Jada Electronic limited (JX Nippon Mining& Matal Co., Ltd)	JAPAN
Tin (Sn)	Jan Janq	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	JAU JANQ ENTERPRISE CO., LTD.	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	JAUJANQ_Malaysia Smelting Corp	JAPAN
Tin (Sn)	Jean Goldschmidt International SA	BELGIUM
Tin (Sn)	Jiangxi Huayu metal co., Ltd	CHINA
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin (Sn)	JIANGXI TUNGSTEN INDUSTRY CO LTD	CHINA
Tin (Sn)	Jinlong Copper Co., Ltd.	CHINA
Tin (Sn)	JU TAI INDUSTRIAL CO.,LTD	CHINA
Tin (Sn)	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Tin (Sn)	Kewei Tin Co.,ltd	CHINA
Tin (Sn)	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Tin (Sn)	Laibin China Tin Smelting Co., Ltd.	CHINA
Tin (Sn)	Leeku industrial CO.,LTD	KOREA, REPUBLIC OF
Tin (Sn)	LingbaoJinyuan tonghu	CHINA
Tin (Sn)	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin (Sn)	Linwu Xianqqui Ore Smelting Co Ltd	GERMANY
Tin (Sn)	Lübeck GmbH	GERMANY
Tin (Sn)	Magnu’s Minerais Metais e Ligas Ltda.*	BRAZIL
Tin (Sn)	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin (Sn)	Matsuo Solder Co. Ltd	JAPAN
Tin (Sn)	Medeko Cast S.R.O.	SLOVAKIA (Slovak Republic)
Tin (Sn)	Melt Metais e Ligas S.A.*	BRAZIL
Tin (Sn)	Meng neng	CHINA

Metal	Smelter Name	Smelter Country
Tin (Sn)	Metaconcept	FRANCE
Tin (Sn)	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin (Sn)	Metal Alloy (India)	INDIA
Tin (Sn)	Metallic Resources, Inc.*	UNITED STATES OF AMERICA
Tin (Sn)	Metallo Belgium N.V.*	BELGIUM
Tin (Sn)	Metallo Chimique	BELGIUM
Tin (Sn)	Metallo Spain S.L.U.*	SPAIN
Tin (Sn)	Metallum Metal Trading AG CH-Regendorf	SWITZERLAND
Tin (Sn)	Metech Alu Ind Sdn, Bhd.	CHINA
Tin (Sn)	Mineracao Taboca S.A.*	BRAZIL
Tin (Sn)	Ming Li Jia smelt Metal Factory	CHINA
Tin (Sn)	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin (Sn)	Minsur*	PERU
Tin (Sn)	Misue Tin Smelter and Refinery	PERU
Tin (Sn)	Mits-Tec (Shanghai) Co. Ltd.	CHINA
Tin (Sn)	Mitsubishi Materials Corporation*	JAPAN
Tin (Sn)	Modeltech Sdn Bhd	MALAYSIA
Tin (Sn)	MUNTOK SMELTER	INDONESIA
Tin (Sn)	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin (Sn)	Nathan Trotter & Co	UNITED STATES OF AMERICA
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin (Sn)	NIHON HANDA Co.,Ltd.	JAPAN
Tin (Sn)	Nippon Mining & Metals Co., Ltd.	JAPAN
Tin (Sn)	Northern Smelter	AUSTRALIA
Tin (Sn)	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin (Sn)	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin (Sn)	Nucor CF Wisconsin	UNITED STATES OF AMERICA
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin (Sn)	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin (Sn)	Oetinger Aluminium	GERMANY
Tin (Sn)	Ohio Precious Metals, LLC	UNITED STATES OF AMERICA
Tin (Sn)	Operaciones Metalurgical S.A.*	BOLIVIA (PLURINATIONAL STATE OF)
Tin (Sn)	PAN-Metallgesellschaft Baumgärtner	GERMANY
Tin (Sn)	Persang Alloy Industries	INDIA
Tin (Sn)	Philippine Associated Smelting and Refining Corporation	PHILIPPINES
Tin (Sn)	Phoenix Metal Ltd.	RWANDA
Tin (Sn)	Pinshine	CHINA
Tin (Sn)	Pohang Iron and Steel Co. Ltd.	KOREA, REPUBLIC OF
Tin (Sn)	Pongpipat Company Limited	MYANMAR
Tin (Sn)	Praxair Surface Technologies	UNITED STATES OF AMERICA

Metal	Smelter Name	Smelter Country
Tin (Sn)	PT Alam Lestari Kencana	INDONESIA
Tin (Sn)	PT Aries Kencana Sejahtera*	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng*	INDONESIA
Tin (Sn)	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa*	INDONESIA
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA
Tin (Sn)	PT Bangka Kudai Tin	INDONESIA
Tin (Sn)	PT Bangka Prima Tin*	INDONESIA
Tin (Sn)	PT Bangka Putra Karya	INDONESIA
Tin (Sn)	PT Bangka Serumpun*	INDONESIA
Tin (Sn)	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin (Sn)	PT Bangka Tin Industry*	INDONESIA
Tin (Sn)	PT Banglca Putra Karya	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera*	INDONESIA
Tin (Sn)	PT BilliTin Makmur Lestari	INDONESIA
Tin (Sn)	PT Bukit Timah*	INDONESIA
Tin (Sn)	PT Cipta Persada Mulia	INDONESIA
Tin (Sn)	PT DS Jaya Abadi*	INDONESIA
Tin (Sn)	PT Eunindo Usaha Mandiri*	INDONESIA
Tin (Sn)	PT Fang Di MulTindo	INDONESIA
Tin (Sn)	PT HP Metals Indonesia	INDONESIA
Tin (Sn)	PT Inti Stania Prima*	INDONESIA
Tin (Sn)	PT Justindo	INDONESIA
Tin (Sn)	PT Karimun Mining*	INDONESIA
Tin (Sn)	PT Kijang Jaya Mandiri*	INDONESIA
Tin (Sn)	PT Koba Tin	INDONESIA
Tin (Sn)	PT Lautan Harmonis Sejahtera*	INDONESIA
Tin (Sn)	PT Menara Cipta Mulia*	INDONESIA
Tin (Sn)	PT Mitra Stania Prima*	INDONESIA
Tin (Sn)	PT O.M. Indonesia	INDONESIA
Tin (Sn)	PT Panca Mega Persada*	INDONESIA
Tin (Sn)	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin (Sn)	PT Prima Timah Utama*	INDONESIA
Tin (Sn)	PT Refined Bangka Tin*	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa*	INDONESIA
Tin (Sn)	PT Seirama Tin Investment	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa*	INDONESIA
Tin (Sn)	PT Sukses Inti Makmur*	INDONESIA
Tin (Sn)	PT Sumber Jaya Indah*	INDONESIA
Tin (Sn)	PT Supra Sukses Trinusa	INDONESIA

Metal	Smelter Name	Smelter Country
Tin (Sn)	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin (Sn)	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin (Sn)	PT Tinindo Inter Nusa*	INDONESIA
Tin (Sn)	PT Tirus Putra Mandiri	INDONESIA
Tin (Sn)	PT Tommy Utama*	INDONESIA
Tin (Sn)	PT Wahana Perkit Jaya	INDONESIA
Tin (Sn)	PT Yinchendo Mining Industry	INDONESIA
Tin (Sn)	QianDao Co. ,ltd	CHINA
Tin (Sn)	REDSUN	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	Republic Steel	UNITED STATES OF AMERICA
Tin (Sn)	Resind Industria e Comercio Ltda.*	BRAZIL
Tin (Sn)	Rui Da Hung*	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	Sarkuysan Elektrolitik Bakir Sanayi ve Ticaret AS	TURKEY
Tin (Sn)	Senju Metal Industry Co., Ltd.	MALAYSIA
Tin (Sn)	Sevotrans	GERMANY
Tin (Sn)	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin (Sn)	Shandong Guoda Gold Co., LTD.	CHINA
Tin (Sn)	Shangrao Xuri Smelting Factory	CHINA
Tin (Sn)	Shenzhen keaixin Technology	CHINA
Tin (Sn)	Shenzhen Xing HongTai tin Co.,TTD	CHINA
Tin (Sn)	Shenzhen Yi Cheng Industrial	CHINA
Tin (Sn)	Sipi Metals	UNITED STATES OF AMERICA
Tin (Sn)	Sizer Metals PTE	SINGAPORE
Tin (Sn)	SNPLUS	CANADA
Tin (Sn)	Soft Metais Ltda.*	BRAZIL
Tin (Sn)	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	STANCHEM Sp. j. (trader)	INDONESIA
Tin (Sn)	Stretti	MALAYSIA
Tin (Sn)	Sumitomo Electric	UNITED STATES OF AMERICA
Tin (Sn)	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tin (Sn)	Sumitomo, CANADA	CANADA
Tin (Sn)	Super Ligas	BRAZIL
Tin (Sn)	Suzhou Cloud kun Metal Material Co. LTD	CHINA
Tin (Sn)	Suzhou Xintang material supply station	CHINA
Tin (Sn)	T.S. Crane	UNITED STATES OF AMERICA
Tin (Sn)	Taboca via MCP Metal Specialities. Inc.	UNITED STATES OF AMERICA
Tin (Sn)	Taicang City Nancang Metal Material Co., Ltd.	CHINA
Tin (Sn)	Talcang City Nankang Metal Materila Co., Ltd	CHINA
Tin (Sn)	TDK	JAPAN
Tin (Sn)	Thailand Smelting & Refining Co., Ltd	Thailand

Metal	Smelter Name	Smelter Country
Tin (Sn)	Thaisarco*	THAILAND
Tin (Sn)	Thermox Performance Materials GmbH	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tin (Sn)	ThyssenKrupp Acciai Speciali Terni	ITALY
Tin (Sn)	Tianjin Huamei	CHINA
Tin (Sn)	TIANSHUI LONGBO BUSINESS &TRADE CO.,LTD.	CHINA
Tin (Sn)	Tim Plating Gejiu	CHINA
Tin (Sn)	Ton Yi Industrial Corporation	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	TonYiIndustrial Corporation	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	Toyo Smelter & Refinery of Sumitomo Metal Mining Co., Ltd.	JAPAN
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin (Sn)	Uniforce Metal Industrial Corp.	INDONESIA
Tin (Sn)	Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin (Sn)	VQB Mineral and Trading Group JSC	VIETNAM
Tin (Sn)	WFM Brons	NETHERLANDS
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.*	BRAZIL
Tin (Sn)	Wieland AG	GERMANY
Tin (Sn)	Wind Yunnan Nonferrous Metals Co.,Ltd.	CHINA
Tin (Sn)	WKK PCB trading Ltd	CHINA
Tin (Sn)	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Tin (Sn)	Wuxi Lantronic Electronic Co Ltd	CHINA
Tin (Sn)	wuxi yunxi	CHINA
Tin (Sn)	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin (Sn)	Xinmao Xiye (Tin Company)	CHINA
Tin (Sn)	XiYue	CHINA
Tin (Sn)	Yifeng Tin Industry Co., Ltd.	CHINA
Tin (Sn)	YTMM	CHINA
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin (Sn)	Yunnan Gejiu Jinye Minerals	CHINA
Tin (Sn)	Yunnan Tin Company Limited*	CHINA
Tin (Sn)	YUNSIN	CHINA
Tin (Sn)	Yuntinic Chemical GmbH	GERMANY
Tin (Sn)	YunXi	CHINA
Tin (Sn)	Yun’xin Non-ferrous Electroanalysis Ltd.	CHINA
Tin (Sn)	Yutinic Resources	UNITED STATES OF AMERICA
Tin (Sn)	Zhangzhou Xiangcheng Hongyu Building Co., Ltd.	CHINA
Tin (Sn)	ZHEJIANG HUANGYAN XINQIAN ELECTRICAL EQUIPMENT FITTINGS FACTORY	CHINA
Tin (Sn)	Zhongshan Jinye Smelting Co., Ltd	CHINA

Metal	Smelter Name	Smelter Country
Tin (Sn)	ZhongShi	CHINA
Tin (Sn)	Zhuhai Horyison Solder Co.,Ltd	CHINA
Tin (Sn)	Zhuhai Quanjia	CHINA
Tungsten (W)	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten (W)	ACL Metais Eireli*	BRAZIL
Tungsten (W)	Air Products	UNITED STATES OF AMERICA
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.*	VIETNAM
Tungsten (W)	Bohler Uddeholm	UNITED STATES OF AMERICA
Tungsten (W)	Buffalo Tungsten	UNITED STATES OF AMERICA
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten (W)	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Exotech Inc.	UNITED STATES OF AMERICA
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten (W)	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten (W)	Ganzhou BESEEM Ferrotungsten Co. Ltd.	CHINA
Tungsten (W)	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten (W)	Global Tungsten & Powders Corp.*	UNITED STATES OF AMERICA
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten (W)	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tungsten (W)	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten (W)	Hunan Chuangda Metallurgy Group Co. Ltd.	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten (W)	Hunan Chuanqda Vanadium Tungsten	CHINA
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten (W)	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten (W)	Japan New Metals Co., Ltd.*	JAPAN
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA

Metal	Smelter Name	Smelter Country
Tungsten (W)	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten (W)	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten (W)	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten (W)	Jiangxi Tungsten Co.,Ltd	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten (W)	Kennametal Fallon*	UNITED STATES OF AMERICA
Tungsten (W)	Kennametal Huntsville*	UNITED STATES OF AMERICA
Tungsten (W)	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten (W)	Moliren Ltd.*	RUSSIAN FEDERATION
Tungsten (W)	Molybdenum Technology Co., Ltd	CHINA
Tungsten (W)	Niagara Refining LLC*	UNITED STATES OF AMERICA
Tungsten (W)	NIPPON TUNGSTEN CO., LTD.	JAPAN
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIETNAM
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten (W)	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten (W)	TaeguTec LTD.	KOREA, REPUBLIC OF
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.*	VIETNAM
Tungsten (W)	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tungsten (W)	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIETNAM
Tungsten (W)	Wolfram Bergbau und Hutten AG*	AUSTRIA
Tungsten (W)	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten (W)	Woltech Korea Co., Ltd.*	KOREA, REPUBLIC OF
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten (W)	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA
Tungsten (W)	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA

Annex B

Countries of origin of the Conflict Minerals in the 2017 Sonus Products are believed to include:

Countries of Origin
Angola
Argentina
Armenia
Australia
Austria
Azerbaijan
Belgium
Bolivia
Brazil
Burkina Faso
Burundi
Cambodia
Canada
Chile
China
Colombia
Congo
Czech Republic
Ecuador
Egypt
Ethiopia
France
Germany
Ghana
Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Israel
Italy
Japan
Jersey
Kansai
Kazakhstan
Kenya
Korea, Republic of

Kyrgyz Republic
Kyrgyzstan
Laos
Liberia
Madagascar
Malaysia
Mauritania
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Potosí
Riau Islands
Russian Federation
Rwanda
Ryazan
Saudi Arabia
Sierra Leone
Singapore
South Africa
South America
South Sudan
Spain
Suriname
Sverdlovsk
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Thuringia
Turkey

Uganda
United Arab Emirates
United States of America
Uzbekistan
Vietnam
Western Australia
Zambia
Zimbabwe